Contact:  Dean Ridlon Investor Relations Director
Phone:  978.640.5309
Email:  Investor_Relations@avid.com


            Avid Continues Momentum with Strong First Quarter Results

TEWKSBURY, Mass. (April 16, 2003) - Avid Technology, Inc. (Nasdaq: AVID) today reported strong results for the first quarter ended March 31, 2003. Revenues for the quarter were $112.2 million versus $92 million in the corresponding quarter in 2002. Gross margin for the quarter was 53.4% compared to 48.1% in the first quarter of 2002 reflecting an improved product mix, reduced materials costs and favorable currency exchange rates. The first quarter 2003 gross margin was Avid's highest since the second quarter of 1999. Net income for the quarter was $5.5 million or $.18 per diluted share compared to a net loss of $3.7 million or $.14 per share for the first quarter of 2002. Included in net income for the first quarter of 2003 were charges of $1.2 million for restructuring activities and $600,000 related to vacating certain real estate. Avid's cash and marketable securities increased during the quarter by over $17 million to $106.2 million at March 31, 2003, nearly double the cash balance from the corresponding quarter in 2002.

"We're extremely pleased with our results this quarter and the continuation of the momentum we generated throughout 2002," said David Krall, Avid's president and chief executive officer. "In what is typically Avid's slowest quarter, we increased our gross margins, net income and cash balance. This puts Avid in a solid position to further grow our business and improve our profitability as we begin preparations to ship the brand new, revolutionary product line we announced last week at NAB - the National Association of Broadcasters convention in Las Vegas."

While exhibiting at NAB from April 7-10, 2003, Avid unveiled the largest array of new products in the history of its core video business. The company introduced an entirely new nonlinear architecture that combines host-based software editing applications with hardware-based digital nonlinear accelerators (called Avid DNA(TM)) specifically engineered for accelerating media processing. These next-generation solutions offer dramatically increased performance for Avid customers at the high-, mid-, and low-end of its product range, and include:

o The Avid(R) DS Nitris(TM) family - Avid's most powerful nonlinear systems to date, capable of delivering real-time effects for up to two streams of 10-bit high-definition media and eight streams of 10-bit uncompressed standard-definition media.
o Media Composer(R) Adrenaline(TM) - the fastest, most powerful, compatible and highest-quality Media Composer system ever, designed for time-sensitive production environments and offering unparalleled features, performance and connectivity and the ability to expand to support HD media.
o Avid Xpress(R) Pro with Avid Mojo(TM) - a powerful combination of new nonlinear editing software and portable Avid DNA hardware for film and video professionals seeking an affordable, mobile solution that offers true real-time editing for DV media and expandability to support uncompressed standard-definition video.

Product introductions at NAB were not solely focused on Avid's core postproduction market. Avid also announced Avid NewsCutter(R) Adrenaline FX and Avid NewsCutter XP with Avid Mojo, two new cutting-edge nonlinear systems for news editing; the Avid Nearchive(TM) system, a first-of-its-kind common media repository that simplifies the process of finding and accessing infrequently used media that would otherwise be stored on analog tapes in library archives; and the MEDIArray(TM) ZX solution, a high-performance, cost-effective 2.88 TB disk storage subsystem representing the newest building block in the Avid Unity(TM) MediaNetwork family of shared-storage and media management solutions.

Conference Call
A conference call to discuss Avid's first quarter 2003 financial results and the company's outlook for the balance of 2003 will be held tomorrow, April 17 at 8:30 a.m. ET. The call will be open to the public. The conference call can be accessed by dialing (913) 981-5518 and referencing confirmation code 461514. The call and subsequent replay will also be available for a limited time on Avid's Web site. To listen via this alternative, go to the investor relations page at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

The above release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1996, including statements about Avid's financial outlook, products and functionality, and size and growth of existing markets. There are a number of factors that could cause actual events or results of operations to differ materially from those indicated by such forward-looking statements, such as market acceptance of Avid's products, further weakening of worldwide economic conditions and the other factors set forth under the caption "Certain Factors That May Affect Future Results" in Avid's Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission. In addition, any forward-looking statements contained herein represent Avid's estimates only as of today and should not be relied upon as representing the company's estimates as of any subsequent date. While Avid may elect to update forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.
Avid Technology, Inc. delivers the solutions that Make, Manage and Move Media(TM). As a recognized digital standard for professionals who Make the world's media -- from video, audio and film to animation, special effects and streaming media -- Avid's products are used to make more television and news shows, commercials, music videos and CDs, corporate/industrial productions and major motion pictures combined than any other nonlinear editing manufacturer in the world. Building on its award-winning heritage, which includes several Emmy(R) awards as well as an Oscar(R) statuette representing the 1998 Scientific and Technical Award for the concept, design and engineering of the Avid Film Composer(R) systems for motion picture editing, Avid is extending its reach by redefining how digital media is shared, stored and distributed. To Manage today's increasingly rich collection of dynamic media, Avid provides powerful servers, networks and media tools to help customers search files, share media and collaborate on new productions, both locally and globally. Avid's solutions also empower users to easily Move media, whether on air, over cable or satellite or through the Internet. Like no other media company today, Avid's end-to-end solutions span the continuum of media creation, management and distribution. The company's corporate headquarters are located in Tewksbury, MA. More information about the company is available at www.avid.com.

(C) 2003 Avid Technology, Inc. All rights reserved. Adrenaline, Avid, Avid DNA, Avid Mojo, Avid Unity, Avid Xpress, Make, Manage and Move Media, Media Composer, MEDIArray, Nearchive, NewsCutter, Nitris and Film Composer are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Oscar is a registered trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                           Three Months Ended March 31,
                                                           ----------------------------
                                                              2003              2002
                                                           -----------      -----------
                                                           (unaudited)      (unaudited)
Net revenues                                                 $112,177          $92,009
Cost of revenues                                               52,227           47,715
                                                           -----------      -----------
  Gross profit                                                 59,950           44,294
                                                           -----------      -----------

Operating expenses:
 Research and development                                      21,699           19,818
 Marketing and selling                                         25,264           22,966
 General and administrative                                     5,345            4,513
 Restructuring and other costs, net                             1,783                -
 Amortization of acquisition-related intangible assets            293              346
                                                           -----------      -----------
    Total operating expenses                                   54,384           47,643
                                                           -----------      -----------

Operating income (loss)                                         5,566           (3,349)
Interest and other income (expense), net                          231              265
                                                           -----------      -----------
Income (loss) before income taxes                               5,797           (3,084)
Provision for income taxes                                        300              600
                                                           -----------      -----------

Net income (loss)                                              $5,497          ($3,684)
                                                           ===========      ===========

Net income (loss) per common share - basic                      $0.20           ($0.14)
                                                           ===========      ===========

Net income (loss) per common share - diluted                    $0.18           ($0.14)
                                                           ===========      ===========

Weighted average common shares outstanding -  basic            27,604           26,029
                                                           ===========      ===========

Weighted average common shares outstanding -  diluted          29,860           26,029
                                                           ===========      ===========

AVID TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
                                                      March 31,    December 31,
                                                        2003          2002
                                                     -----------   -----------
                                                     (unaudited)

ASSETS
Current assets:
 Cash and marketable securities                        $106,204       $89,034
 Accounts receivable, net of allowances of
  $10,246 and $10,614 at March 31, 2003
  and December 31, 2002, respectively                    68,386        65,942
 Inventories                                             34,870        38,047
 Prepaid and other current assets                        14,837        11,919
                                                     -----------   -----------
   Total current assets                                 224,297       204,942

 Property and equipment, net                             24,916        25,731
 Acquisition-related intangible assets                    2,314         2,600
 Other assets                                             2,598         2,530
                                                     -----------   -----------
   Total assets                                        $254,125      $235,803
                                                     ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                       $17,515       $24,297
 Accrued expenses and other current liabilities          51,488        51,032
 Deferred revenues                                       46,809        35,483
                                                     -----------   -----------
   Total current liabilities                            115,812       110,812

Long-term liabilities, less current portion               1,088         1,427

   Total stockholders' equity                           137,225       123,564
                                                     -----------   -----------
   Total liabilities and stockholders' equity          $254,125      $235,803
                                                     ===========   ===========